Edgar Conversion and Filing Agreement

Between:       Secure Automated Filing Enterprises Inc.

And

TAG Oil Ltd.

This Agreement sets out the basis on which TAG Oil Ltd. (the client) hereby engages Secure Automated Filing Enterprises Inc. (SAFE) as the client's exclusive provider of Edgar conversion and filing services described herein. Specifically, SAFE and the client agree as follows:

  The client agrees that through the term of this Agreement SAFE shall be the client's exclusive EDGAR filing agent and provider of the following services: conversion, typesetting, keyboarding or scanning to acceptable EDGAR formats, revisions, and set-up and filing (collectively the services), none of which may be undertaken.

  SAFE will perform the Services in a timely and professional manner.

  The term of this agreement shall be for one year commencing on April 15, 2003 and shall automatically renew for successive one year terms unless previously terminated by at least 30 days written notice by either party.

  The client will pay SAFE for the services in accordance with SAFE'S EDGAR conversion and filing services price list (a copy of which is attached as schedule A) Filing fees for any renewal terms shall be communicated by SAFE to the client at least 45 days before the commencement of such renewal term. The client will pay all sums within 30 days of receipt of an invoice from SAFE. Amounts not paid by such date will bear interest at a rate of 2% per month.

  Except as required in the performance of the services, or as required for archival or evidentiary purposes, SAFE shall not make or cause to be made any copies, reproductions, abstracts or summaries of any written, printed or otherwise recorded material produced for or belonging to the client and provided to SAFE in connection with SAFE'S performance of the services which relates to the client or its client's, customers or employees, excluding such of the same as has been made public. Moreover, SAFE shall have no right, title or interest in any such material and agrees to surrender to the client, upon request by the client, any and all material, other than copies required for archival; or evidentiary purposes, which may be in its possession.

  SAFE shall take reasonable steps to maintain security procedures appropriate in the circumstances to ensure that only SAFE and its sub-contractors, consultants, employees and agents shall have access to the materials referred to in Paragraph 5 which are in SAFE'S possession from time to time.

  SAFE shall not divulge, other than: (a) as required in performance of the Services, (b) to SAFE'S own advisors subject to obligations of confidentiality, or (c) in the course of any legal, regulatory or administrative investigation or hearing, any information relating to the client or employees, customer, client, agent or shareholder of the client which may be known to SAFE solely by reason of SAFE'S performance of services, and which is identified by the client as confidential prior to its disclosure to SAFE (the Confidential Information). Furthermore, SAFE shall not without the permission from the client use at any time, for its own benefit or purposes or for the benefit or purposes of any other persons, any confidential information. Notwithstanding the foregoing, SAFE shall be free to divulge or to use any information which is in the public domain or which was known to SAFE prior to the date of this agreement. SAFE shall use commercially reasonable efforts to cause its consultants, sub-contractors, employees and agents from time to time to adhere to the covenants contained in this paragraph.

  In the event that SAFE is legally required to disclose or becomes aware that any of its consultants, sub-contractors, employees or agents are legally required to disclose, any confidential information, SAFE will provide the client with prompt notice of such required disclosure in order that the client may seek a protective order or other appropriate remedy.

  Any provision in this Agreement that is prohibited or unenforceable shall be in effective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions thereof.

  This agreement constitutes the entire agreement between the parties hereto and supersedes all previous agreements, representations and any other communications between the parties with respect to the subject matter hereof. Any amendments to this agreement must be made in writing and executed by both parities.

  This agreement shall be governed and construed in accordance with the laws of the State of Nevada

  Nothing in this agreement shall create a fiduciary relationship between SAFE and the client, and no information or materials furnished by the client to SAFE shall be deemed to have been received by SAFE on trust. This agreement shall not constitute SAFE a partner, joint venture, agent or representative of the client for any purpose whatsoever.

By signing both original copies of this agreement acceptance of these terms and conditions is legally binding.

Per: AMG Oil Ltd.
April 15, 2003

/s/ Garth Johnoson
________________________
Garth Johnson
Chief Financial Officer

Per: SAFE
April 15, 2003

/s/ Brock Harris
________________________
Brock Harris
Director

Schedule A

SAFE Filing service
2003 Pricing structure
All fees are quoted in US Dollars

	24 Hr Standard	< 12 Hr 25%	< 6 Hr 40%

ASCII	6.00	7.50	8.40
HTML	9.00	11.25	14.40
Flat fees
Edgar Submission			60.00
SEC Form ID			25.00